UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2007

TEMECULA VALLEY BANCORP INC.
(Exact name of Registrant as specified in its charter)

California		46-0476193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27710 Jefferson Avenue Suite A100 Temecula, California		92590
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (951) 694-9940

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

On May 22, 2007, Stephen H. Wacknitz, President, Chief Executive Officer and Chairman of Temecula Valley Bancorp Inc., made a presentation at the annual meeting of shareholders. Pursuant to Regulation FD, the slides used in the presentation are furnished with this report as Exhibit 99.1. The slides are available on the Company's website at www.temvalbank.com under Investor Relations/Corporate Profile.

Item 8.01 - Other Events.

On May 22, 2007, Temecula Valley Bancorp Inc. announced by press release the declaration of a $0.04 per share third quarter dividend, payable on July 15, 2007, to shareholders of record as of July 1, 2007, and the adoption of a stock repurchase program pursuant to which the Company may repurchase up to $5.5 million (approximately 250,000 shares) of its common stock. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this report is being furnished, not filed, pursuant to Regulation FD and Section 18 of the Securities Exchange Act of 1934, as amended. Accordingly, the information in this report and Exhibits 99.1 and 99.2 of this report will not be incorporated by reference into any of our filings, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report and the exhibits to this report are not intended to, and do not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Safe Harbor Statement. Statements contained in Exhibit 99.1 to this report that state the Company's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

99.1	Slide Presentation at Annual Shareholders Meeting on May 22, 2007
99.2	Press Release dated May 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMECULA VALLEY BANCORP INC.

Date: May 22, 2007	By:	/s/ STEPHEN H. WACKNITZ
Stephen H. Wacknitz
Chief Executive Officer and President